Exhibit 10.22

Description of Non-Employee Director Compensation

Directors who are also PAETEC officers or employees do not receive any compensation for serving on PAETEC’s board of directors or any of its committees.

Prior to October 2007, each non-employee director was entitled to annual fees of $50,000, payable in cash in four equal quarterly installments in arrears. The following policies relating to the compensation of non-employee directors for their service on the board of directors and its committees applied from October 2007 through December 31, 2009:

•

the audit committee chairman was entitled to annual cash fees of $80,000 and an annual grant of stock options for 10,000 shares of common stock and restricted stock units for 10,000 shares of common stock;

•

the other audit committee members were entitled to annual cash fees of $60,000 and an annual grant of stock options for 7,000 shares of common stock and restricted stock units for 7,000 shares of common stock;

•

the compensation committee chairman was entitled to annual cash fees of $70,000 and an annual grant of stock options for 8,000 shares of common stock and restricted stock units for 8,000 shares of common stock;

•

the other compensation committee members as well as directors that do not serve on any board committee were entitled to annual cash fees of $50,000 and an annual grant of stock options for 5,000 shares of common stock and restricted stock units for 5,000 shares of common stock; and

•	the Vice Chairman was entitled to annual cash fees of $70,000 and an annual grant of stock options for 8,000 shares of common stock and restricted stock units for 8,000 shares of common stock.

Compensation payable to non-employee directors for calendar year 2010 was revised by the compensation committee of the board of directors, in accordance with its responsibilities under the compensation committee charter as approved by the board of directors, to provide for the following compensation for all non-employee directors for their service on the board of directors and its committees:

•

the audit committee chairman is entitled to annual cash fees of $80,000 and an annual grant of stock options for 12,500 shares of common stock and restricted stock units for 12,500 shares of common stock;

•

the other audit committee members are entitled to annual cash fees of $60,000 and an annual grant of stock options for 9,500 shares of common stock and restricted stock units for 9,500 shares of common stock;

•

the compensation committee chairman is entitled to annual cash fees of $70,000 and an annual grant of stock options for 10,500 shares of common stock and restricted stock units for 10,500 shares of common stock;

•

the other compensation committee members are entitled to annual cash fees of $55,000 and an annual grant of stock options for 8,500 shares of common stock and restricted stock units for 8,500 shares of common stock;

•

directors that do not serve on any board committees are entitled to annual cash compensation fees of $50,000 and an annual grant of stock options for 7,500 shares of common stock and restricted stock units for 7,500 shares of common stock; and

•	the Vice Chairman is entitled to annual cash fees of $70,000 and an annual grant of stock options for 10,500 shares of common stock and restricted stock units for 10,500 shares of common stock.

All cash fees are payable in four equal quarterly installments in arrears. All equity grants vest with respect to one-third of the underlying shares of common stock on each of the first, second and third anniversaries of the grant date.

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their board service. In addition, Mr. Tansukh Ganatra is entitled to participate in the company’s health insurance plan in which the company covers a portion of the expenses.